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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Graphic Packaging Corporation

(Exact name of registrant as specified in its charter)

Delaware	58-2205241

(State of incorporation or organization)	(I.R.S. Employer Identification No.)
814 Livingston Court, Marietta, Georgia	30067

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common Stock, $0.01 par value per share	Name of each exchange on which each class is to be registered New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-104928 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

        This Registration Statement on Form 8-A/A (the "Registration Statement") is being filed by Graphic Packaging Corporation, a Delaware corporation (the "Registrant"), in connection with the Registrant's listing of its common stock, par value $0.01 per share, on the New York Stock Exchange.

        Item 2 of the Registration Statement is being restated in its entirety. Except as amended hereby, there are no other changes to the Registration Statement.

Item 2. Exhibits

        The following exhibits are filed as exhibits to the Registration Statement and incorporated herein by reference:

  1.
  Restated Certificate of Incorporation of Graphic Packaging Corporation filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed August 13, 2003 (Commission File No. 1-13182).

  2.
  Amended and Restated By-Laws of Graphic Packaging Corporation filed as Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed August 13, 2003 (Commission File No. 1-13182).

  3.
  Form of Certificate for the Common Stock, par value $0.01 per share, filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-104928).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:    August 14, 2003

GRAPHIC PACKAGING CORPORATION
By:	/s/ STEPHEN M. HUMPHREY
Name: Stephen M. Humphrey Title: President and Chief Executive Officer

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SIGNATURE